UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 9, 2023
Pentair plc
(Exact name of Registrant as specified in its charter)

Ireland	001-11625	98-1141328
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

Regal House, 70 London Road, Twickenham, London, TW13QS United Kingdom
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: 44-74-9421-6154

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value $0.01 per share	PNR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2). ☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07     Submission of Matters to a Vote of Security Holders.
Pentair plc (the “Company”) held its 2023 annual general meeting of shareholders on May 9, 2023. There were 164,940,204 ordinary shares issued and outstanding at the close of business on March 10, 2023 and entitled to vote at the annual general meeting. A total of 147,359,168 ordinary shares (89.34%) were represented at the annual general meeting.

The items voted upon at the annual general meeting and the results of the vote on each proposal were as follows:
Proposal 1. — Re-Elect Director Nominees
To re-elect nine director nominees for one-year terms expiring at the 2024 annual general meeting of shareholders. Each nominee for director was re-elected by a vote of the shareholders as follows:

Nominees	Votes For	Votes Against	Abstentions	Broker Non-Votes
Mona Abutaleb Stephenson	138,274,392	943,599	121,427	8,019,750
Melissa Barra	138,273,849	945,597	119,972	8,019,750
T. Michael Glenn	117,905,975	21,312,071	121,372	8,019,750
Theodore L. Harris	133,015,836	6,198,860	124,722	8,019,750
David A. Jones	127,677,884	11,528,677	132,857	8,019,750
Gregory E. Knight	137,637,235	1,581,064	121,119	8,019,750
Michael T. Speetzen	137,640,830	1,576,006	122,582	8,019,750
John L. Stauch	137,246,658	1,970,905	121,855	8,019,750
Billie I. Williamson	131,701,465	7,511,943	126,010	8,019,750
Proposal 2. — Approve, by Nonbinding, Advisory Vote, the Compensation of the Named Executive Officers
To approve, by nonbinding, advisory vote, the compensation of the Company’s named executive officers. The compensation of the Company’s named executive officers was approved by a nonbinding, advisory vote of the shareholders as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
126,701,264	12,396,835	241,319	8,019,750

Proposal 3. — Approve, by Nonbinding, Advisory Vote, the Frequency of Future Advisory Votes on the Compensation of the Named Executive Officers

To recommend, by nonbinding, advisory vote, the frequency of future advisory votes on the compensation of the Company’s named executive officers. The frequency of every 1 year (annual) for future advisory votes on the compensation of the Company’s named executive officers was recommended, by non-binding, advisory vote, by shareholders as follows:

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
135,259,774	61,692	3,879,210	138,742	8,019,750

In light of the results of this vote and other factors, the board of directors of the Company, approved including a non-binding, advisory vote on the compensation of the Company’s named executive officers in the Company’s proxy materials every year until the next time the Company must include in its proxy materials a non-binding, advisory vote on the frequency of future votes on the compensation of the Company’s named executive officers, which would be at the Company’s 2029 annual general meeting of shareholders.

Proposal 4. — Ratify, by Nonbinding, Advisory Vote, the Appointment of Deloitte & Touche LLP as the Independent Auditor of the Company and to Authorize, by Binding Vote, the Audit and Finance Committee of the Board of Directors to Set the Auditor’s Remuneration

To ratify, by nonbinding, advisory vote, the appointment of Deloitte & Touche LLP as the Company’s independent auditor for the year ending December 31, 2023 and to authorize, by binding vote, the Audit and Finance Committee of the Board of Directors to set the independent auditor’s remuneration. The proposal was approved by a vote of the shareholders as follows:

Votes For	Votes Against	Abstentions
137,432,892	9,782,946	143,330
Proposal 5. — Authorize the Board of Directors to Allot New Shares Under Irish Law
To authorize the Board of Directors to allot new shares under Irish law. The proposal was approved by a vote of the shareholders as follows:

Votes For	Votes Against	Abstentions
146,135,708	1,027,195	196,265
Proposal 6. — Authorize the Board of Directors to Opt-Out of Statutory Preemption Rights Under Irish Law

To authorize the Board of Directors to opt-out of statutory preemption rights under Irish law. The proposal was approved by a vote of the shareholders as follows:

Votes For	Votes Against	Abstentions
123,941,356	23,132,640	285,172
Proposal 7. — Authorize the Price Range at Which the Company Can Re-Allot Shares It Holds as Treasury Shares Under Irish Law

To authorize the price range at which the Company can re-allot shares it holds as treasury shares under Irish law. The proposal was approved by a vote of the shareholders as follows:

Votes For	Votes Against	Abstentions
146,169,782	674,094	515,292

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on May 9, 2023.

PENTAIR PLC
Registrant

By:	/s/ Karla C. Robertson
Karla C. Robertson
Executive Vice President, General Counsel, Secretary and Chief Social Responsibility Officer